UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 19, 2015

Can-Cal Resources Ltd.
(Exact name of registrant as specified in its charter)

Nevada	0-26669	86-0865852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
127 Estelle Avenue, Toronto, Ontario	M2N 5H6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(703) 243-1849

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On August 19, 2015, Mr. G. Michael Hogan resigned as a director, officer and employee of Can-Cal Resources Inc. to pursue other interests.

Election of Directors

On August 19, 2015, Mr. Jonathan Legg, ICD.D of Kelowna, British Columbia was elected as an independent director by the Board of Directors. Mr. Legg is a Senior Advisor to PricewaterhouseCoopers (PwC) Advisory Services Practice in Canada. He was a Senior Executive in both RBC Bank (Operating Committee /Group Executive Committee) and CPR (Operating Committee/Executive Committee). Mr. Legg has served on a number of public and private company boards. He regularly provides advice to boards of directors and senior executives along with financial services regulators. He is experienced in strategy, risk management, business model innovation, operating effectiveness, restructuring and corporate governance.

On August 19, 2015, Mr. Tim Nakaska, ICD.D of Calgary, Alberta was elected as an independent director by the Board of Directors. He was a Partner and Senior Vice President of PricewaterhouseCoopers (PwC), a major international accounting and consulting firm where he led the firm's Corporate Advisory and Restructuring practice in Calgary, Alberta. Mr. Nakaska is a Chartered Accountant and member of the Institute of Corporate Directors. He has also served on a number of public and private company boards. Mr. Nakaska has extensive experience in providing advice and carrying out formal and informal financial restructurings and sale mandates for corporations, financial institutions and governments. In addition to restructuring assignments, he has conducted numerous strategy and risk assessments, business and financial reviews and due diligence assignments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Can-Cal Resources Ltd.
(Registrant)

Date	August 31, 2015	By:	/s/ Jonathan Legg
(Signature)
			Name:	Jonathan Legg
			Title	Director

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